Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made as of December 10, 2025, by and among HNI CORPORATION, an Iowa corporation (the “Borrower”), the Initial Tranche B Term Lender, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement, dated as of September 5, 2025, by and among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, including by Amendment No. 1 to Credit Agreement, dated as of November 5, 2025, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, pursuant to Section 10.1(j) of the Credit Agreement, the Borrower has requested that the Administrative Agent amend the Credit Agreement to (a) reflect the establishment of the Initial Tranche B Term Commitments in an aggregate principal amount equal to $500,000,000 and (b) make certain other changes to the provisions of the Credit Agreement related to the addition of the Initial Tranche B Term Facility, in each case, on the terms and conditions set forth herein;

WHEREAS, the Initial Tranche B Term Lender is willing to make the Initial Tranche B Term Loans on the Closing Date in an aggregate principal amount equal to its Initial Tranche B Term Commitment, on the terms and conditions set in the Amended Credit Agreement;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following:

Section 1.    Amendments to the Credit Agreement.

(a)    Subject to the satisfaction of the condition precedent set forth in Section 2 below, the Credit Agreement is hereby amended to delete the red and green, stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) therefrom and to add the blue and green, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), thereto, in each case, as set forth in the marked pages of the form of the Amended Credit Agreement attached as Exhibit A hereto and made a part hereof for all purposes; and

(b)    Subject to the satisfaction of the condition precedent set forth in Section 2 below, Exhibit 2.1(a) to the Credit Agreement is hereby amended to delete the red and green, stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) therefrom and to add the blue and green, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), thereto, in each case, as set forth in the marked pages of the form of such Exhibit attached as Exhibit B hereto and made a part hereof for all purposes.

Section 2.    Amendment No. 2 Effective Date; Condition Precedent. This Amendment shall become effective on the date on which the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower, the Administrative Agent and the Initial Tranche B Term Lender (the “Amendment No. 2 Effective Date”).

Section 3.    Representations and Warranties. The Borrower hereby represents and warrants that this Amendment and the Credit Agreement as previously executed and as modified hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.    Reference to the Effect on the Credit Agreement.

(a)    On and after the Amendment No. 2 Effective Date, each reference to the Credit Agreement in the Amended Credit Agreement (including any reference therein to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Credit Document shall mean and be a reference to the Amended Credit Agreement.

(b)    Except as specifically modified by clause (a) of this Section 4, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)    Upon satisfaction of the condition precedent set forth in Section 2 hereof this Amendment shall be binding upon all parties to the Credit Agreement.

(e)    Each of the parties hereto agrees and confirms that this Amendment shall not constitute a novation and is not intended to constitute a novation of the Credit Agreement or any other Credit Document or the Obligations thereunder.

(f)    This Amendment shall constitute a Credit Document.

Section 5.    GOVERNING LAW; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.14 and 10.17 of the Amended Credit Agreement are incorporate herein by reference, mutatis mutandis.

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Section 6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 7.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HNI CORPORATION,
as the Borrower

By:	/s/ Jack D. Herring
Name: Jack D. Herring
Title: Treasurer and Vice President, Finance

Signature Page to Amendment No. 2 to Credit Agreement
HNI Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as Administrative Agent

By:	/s/ Nathan R. Rantala
Name: Nathan R. Rantala
Title: Managing Director

Signature Page to Amendment No. 2 to Credit Agreement
HNI Corporation

JPMORGAN CHASE BANK, N.A,
as the Initial Tranche B Term Lender

By:	/s/ Eric B. Bergeson
Name: Eric B. Bergeson
Title: Authorized Officer

Signature Page to Amendment No. 2 to Credit Agreement
HNI Corporation

Exhibit A

Amended Credit Agreement

[Attached]

Exhibit A to Amendment No. ~~1~~2

Published CUSIP Number:

Revolving Credit CUSIP Number:

CREDIT AGREEMENT

Dated as of September 5, 2025

among

HNI CORPORATION,

as Borrower,

CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY HERETO,

as Subsidiary Guarantors

THE LENDERS PARTIES HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

JPMORGAN CHASE BANK, N.A., as Syndication Agent

U.S. BANK NATIONAL ASSOCIATION, TRUIST BANK, TD BANK, N.A. and BOFA SECURITIES, INC.

as Co-Documentation Agents for the Revolving Facility and the Initial Tranche A Facility

U.S. BANK NATIONAL ASSOCIATION, TRUIST SECURITIES, INC. and TD SECURITIES (USA) LLC

as Co-Documentation Agents for the Initial Tranche B Facility

JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC

and U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers for the Initial Tranche B Facility,

WELLS FARGO SECURITIES, LLC, JPMORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION

and BOFA SECURITIES, INC.

as Joint Lead Arrangers for the Revolving Facility and the Initial Tranche A Facility,

JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC

as Joint Lead Bookrunners for the Initial Tranche B Facility,

and

WELLS FARGO SECURITIES, LLC and JPMORGAN CHASE BANK, N.A.

as Joint Lead Bookrunners for the Revolving Facility and the Initial Tranche A Facility

absence of manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above, the Alternate Base Rate shall be determined without regard to clause

(b)   of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Federal Funds Rate, the Prime Rate or One-Month Term SOFR Rate will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or One-Month Term SOFR Rate, respectively. Notwithstanding the foregoing, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternate Base Rate Loans” means Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of November 5, 2025, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of December 10, 2025, by and among the Borrower, each Initial Tranche B Term Lender party thereto and the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5314, 5316-5336 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Hold” means, for each Lender, (a) with respect to Revolving Loans, Swingline Loans or LC Obligations, (i) if its Revolving Commitment is in existence at such time, the percentage equal to a fraction (expressed as a decimal) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time and (ii) if its Revolving Commitment is not in existence at such time, the percentage equal to a fraction (expressed as a decimal) the numerator of which is the Revolving Committed Funded Exposure of such Lender at such time and the denominator of which is the Revolving Committed Funded Exposure of all Revolving Lenders; provided that, in the case of Section 10.10 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment or Revolving Committed Funded Exposure, as applicable, shall be disregarded in such calculation, (b) with respect to the Initial Tranche A Term Loans, (i) before the Closing Date, a percentage equal to a fraction the numerator of which is such Lender’s Initial Tranche A Term Commitments and the denominator of which is the Initial Tranche A Term Commitments of all Initial Tranche A Term Lenders and (ii) on or after the Closing Date, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Initial Tranche A Term Loans and the denominator of which is the outstanding principal amount of the Initial Tranche A Term Loans of all Initial Tranche A Term Lenders, (c) with respect to the Initial Tranche B Term Loans, (i) before the Closing Date, a percentage equal to a fraction the numerator of which is such Lender’s Initial Tranche B Term Commitments and the denominator of which is the Initial Tranche B Term Commitments of all Initial Tranche B Term Lenders and (ii) on or after the Closing Date, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Initial Tranche B Term Loans and the denominator of which is the outstanding principal amount of the Initial Tranche B Term Loans of all Initial Tranche B Term Lenders and (d) with respect to Term Loans, (i) before the Closing Date, a percentage equal to a fraction the numerator of which is such Lender’s Initial Term Commitments and the denominator of which is the Initial Term Commitments of all Initial Term Lenders and (ii) on or after the Closing Date, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the outstanding principal amount of the Term Loans of all Term Lenders. The initial Applicable Hold of each Lender is set out on Exhibit 2.1(a).

“Applicable Percentage” means, for any day:

(a)   with respect to Initial Tranche B Term Loans, (i) ~~a rate~~2.00% per annum ~~to be determined based on market conditions~~ in the case of SOFR Loans or (ii) ~~a rate~~1.00% per annum ~~to be determined based on market conditions~~ in the case Alternate Base Rate Loans; and

(b)   with respect to Revolving Loans and Initial Tranche A Term Loans, the rate per annum set forth below opposite the applicable level then in effect, it being understood that the Applicable Percentage for (i) Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Revolving Loans and Initial Tranche A Term Loans” (ii) SOFR Loans shall be the percentage set forth under the column “Term SOFR and RFR Margin for Revolving Loans, Initial Tranche A Term Loans and Letter of Credit Fee,” (iii) Swingline Loans that are Daily Simple RFR Loans shall be the percentage set forth under the column “Term SOFR and RFR Margin for Revolving Loans and Letter of Credit Fee,” (iv) the Letter of Credit Fee shall be the percentage set forth under the column “Term SOFR and RFR Margin for Revolving Loans and Letter of Credit Fee,” and (v) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Level	Net Leverage Ratio	Alternate Base Rate Margin for Revolving and Initial Tranche A Term Loans	Term SOFR and RFR Margin for Revolving Loans, Initial Tranche A Term Loans and Letter of Credit Fees	Commitment Fee
I	≤ 1.50 to 1.00 but > 1.00 to 1.00	0.25%	1.25%	0.125%
II	≤ 2.00 to 1.00 but > 1.50 to 1.00	0.375%	1.375%	0.15%
III	≤ 2.50 to 1.00 but > 1.50 to 1.00	0.50%	1.50%	0.175%
IV	≤ 3.00 to 1.00 but > 2.50 to 1.00	0.625%	1.625%	0.20%
V	> 3.00 to 1.00	0.875%	1.875%	0.25%

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information (in the case of the first three fiscal quarters of the Borrower’s fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Borrower’s fiscal year) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an “Interest Determination

“Consolidated Funded First Lien Debt” means, as of any date of determination, Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis that is secured by a first priority Lien.

“Consolidated Funded Secured Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries that is secured by a Lien.

“Consolidated Interest Expense” means, as of any date of determination, all Interest Expense (excluding amortization of debt discount and premium, but including the interest component under Finance Leases) for such period of the Borrower and its Subsidiaries on a Consolidated basis.

“Consolidated Net Income” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the net income of the Borrower and its Subsidiaries for that period.

“Consolidated Net Tangible Assets” means, at any time, the amount representing the assets of the Borrower and the Subsidiaries that would appear on a Consolidated balance sheet of the Borrower and its Subsidiaries at such time prepared in accordance with GAAP, less (a) all current liabilities and minority interests and (b) goodwill and other intangibles.

“Continuing Directors” means, during any period of up to 12 consecutive months commencing after the Closing Date, individuals who at the beginning of such 12 month period were directors of the Borrower (together with any new director whose election by the Borrower’s board of directors or shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election was previously so approved).

“Contract Consideration” has the meaning given to such term in Section 2.7(b)(iv)(E).

“Credit Documents” means a collective reference to (i) this Agreement, (ii) Amendment No. 1,

(iii)   Amendment No. 2, (iv) the Notes, (~~iv~~v) the LOC Documents, (~~v~~vi) any Joinder Agreement, (~~vi~~vii) the Collateral Documents, (~~vii~~viii) the Intercreditor Agreements (as applicable), (~~viii~~ix) the Fee Letters, (~~ix~~x) any Refinancing Amendment, Incremental Amendment or Extension Amendment and (~~x~~xi) all other agreements to which a Credit Party is a party that are expressly identified as Credit Documents therein (excluding, however, any agreements, instruments or other documents relating to any Bank Product). Any reference in this Agreement or any other Credit Document to a Credit Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Credit Document as the same may be in effect at any and all times such reference becomes operative.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Committed Funded Exposure at such time, plus (b) its unutilized Commitments at such time.

“Credit Party” means any of the Borrower or the Subsidiary Guarantors.

“Currencies” means Dollars and each Foreign Currency, and “Currency” means any of such Currencies.

“Current Assets” means at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be reflected in “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Current Liabilities” means at any date, all amounts that would, in conformity with GAAP, be reflected in “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Consolidated

(i)    all obligations of such Person under Hedging Agreements to the extent required to be accounted for as a liability under GAAP, excluding any portion thereof which would be accounted for as interest expense under GAAP,

(j)    the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) other than commercial letters of credit, bankers acceptances, or the functional equivalent thereof issued to support payment obligations in connection with trade payables incurred in the ordinary course of business,

(k)	Disqualified Equity Interests, and

(l)    the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Term Commitment” means, with respect to each Initial Term Lender, such Initial Term Lender’s Initial Tranche A Term Commitment and/or Initial Tranche B Term Commitment.

“Initial Term Lenders” means the Initial Tranche A Term Lenders and the Initial Tranche B Term Lenders.

“Initial Term Loan Credit Exposure” means, as to any Initial Tranche A Term Lender or any Initial Tranche B Term Lender at any time, the sum of such Lender’s (a) outstanding Initial Term Loans at such time, plus (b) Initial Term Commitments, at such time.

“Initial Term Loan Facilities” means the Initial Tranche A Term Loan Facility and the Initial Tranche B Term Loan Facility.

“Initial Term Loans” means the Initial Tranche A Term Loans and the Initial Tranche B Term

Loans.

“Initial Tranche A Term Commitment” means, with respect to each Initial Tranche A Term Lender, the obligation of such Initial Tranche A Term Lender to make Initial Tranche A Term Loans to the Borrower on the Closing Date in an aggregate principal amount set forth under the heading “Initial Tranche A Term Commitment” opposite such Initial Tranche A Term Lender’s name as specified in Exhibit 2.1(a). As of the ~~Effective~~Closing Date, the aggregate amount of Initial Tranche A Term Commitments is $~~500,000,000~~350,000,000.

“Initial Tranche A Term Facility” means the aggregate amount of the Initial Tranche A Lenders’ Initial Tranche A Term Loan Commitments and the Initial Tranche A Term Loans made thereunder.

“Initial Tranche A Term Lenders” means each Lender that holds an Initial Tranche A Term Commitment and/or Initial Tranche A Term Loan.

“Initial Tranche A Term Loans” has the meaning set forth in Section 2.1(a).

“Initial Tranche B Term Commitment” means, with respect to each Initial Tranche B Term Lender, the obligation of such Initial Tranche B Term Lender to make Initial Tranche B Term Loans to the Borrower on the Closing Date in an aggregate principal amount set forth under the heading “Initial Tranche B Term Commitment” opposite such Initial Tranche B Term Lender’s name as specified in Exhibit 2.1(a). As of the ~~Effective~~Closing Date, the aggregate amount of Initial Tranche B Term Commitments is $~~0. Subject to Section 10.1(j), as of the Closing Date, the aggregate amount of Initial Tranche B Term Commitments shall be up to $800,000,000 (plus amounts available for Incremental Loans pursuant to Section 2.22, with any such amounts deemed usage of amounts permitted to be incurred pursuant to Section 2.22).~~500,000,000.

“Initial Tranche B Term Facility” means the aggregate amount of the Initial Tranche B Term Lenders’ Initial Tranche B Term Loan Commitments and the Initial Term Loans made thereunder.

“Initial Tranche B Term Lenders” means each Lender that holds an Initial Tranche B Term Commitment and/or Initial Tranche B Term Loan.

“Inside Date” means October 2, 2025.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Intellectual Property” means Intellectual Property as defined in the Security Agreement. “Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the

Junior Lien Intercreditor Agreement, as applicable.

“Intercompany Note” means an intercompany note in the form mutually agreed by the Borrower and the Administrative Agent.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated EBITDA for the four (4) consecutive fiscal quarter period ending on such date, to (ii) Consolidated Interest Expense paid or payable in cash.

“Interest Expense” means, with respect to any Person, as of any date of determination, the sum of the amount of interest paid or accrued in respect of such period.

“Interest Payment Date” means (a) as to any Alternate Base Rate Loan or Swingline Loan bearing interest at the Alternate Base Rate or Daily Simple RFR, the last day of each March, June, September and December and on the Maturity Date, (b) as to any SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any SOFR Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” means, as to any SOFR Loan, a period of one, three or six months duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (i) if any Interest Period that would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month, (iii) any Interest Period in respect of any Loan that would otherwise extend beyond the Maturity Date is due on the Maturity Date, (iv) no more than eight

(8) Interest Periods may be in effect at any time and (v) no tenor that has been removed from this definition pursuant to Section 2.13(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Extension/Conversion. For purposes hereof, SOFR Loans with different Interest Periods shall be considered as separate SOFR Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new SOFR Loan with a single Interest Period.

“Investment” has the meaning set forth in Section 6.5.

“Issuing Lender(s)” means (a) Wells Fargo, (b) JPMorgan, (c) U.S. Bank National Association,

(d)   Bank of America, N.A. and (e) each Revolving Lender that shall have become an Issuing Lender hereunder as provided in Section 2.3(g). Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Lender shall, or shall cause such Affiliate to, comply with the requirements of Section 2.3 with respect to such Letters of Credit).

“Issuing Lender Fees” has the meaning set forth in Section 2.9(c).

“Issuing Lender Sublimit” means (a) with respect to Wells Fargo, $31,250,000, (b) with respect to JPMorgan, $31,250,000, (c) with respect to U.S. Bank National Association, $31,250,000, (d) with respect to Bank of America, N.A., $31,250,000 and (e) with respect to any Revolving Lender that shall have become an Issuing Lender hereunder as provided in Section 2.3(g), such amount as set forth in the agreement referred to in Section 2.3(g) evidencing the appointment of such Revolving Lender (or its designated Affiliate) as an Issuing Lender.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit 5.8, executed and delivered by each Person required to become a Guarantor in accordance with the provisions of Section 5.8.

“Joint Fee Letter” means that certain Joint Takeout Fee Letter, dated as of August 3, 2025, among JPMorgan, Wells Fargo and WFS and the Borrower, as amended, modified, supplemented or replaced from time to time.

“Joint Lead Arrangers” means with respect to the (i) Revolving Facility and Initial Tranche A Facility, WFS, JPMorgan, U.S. Bank National Association and BofA Securities, Inc., together with their respective successors and assigns, each in its respective capacity as joint lead arranger for the Revolving Facility and Initial Tranche A Facility and (ii) Initial Tranche B Facility, ~~WFS,~~ JPMorgan, WFS and U.S. Bank National Association, together with their respective successors and assigns, each in its respective capacity as joint lead arranger for the Initial Tranche B Facility.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement with respect to any Liens on the Collateral that are intended to be junior to the Liens securing the Obligations in a form reasonably satisfactory to the Administrative Agent (pursuant to Required Lenders Negative Consent) and the Borrower.

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)    the consent of the Issuing Lenders and Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments of Revolving Loans or Revolving Commitments.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one (1) such fee shall be payable in respect of simultaneous assignments by a Lender and its Approved Funds, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire~~; provided further that such fee shall not be payable in respect of assignments by or to JPMorgan or its Affiliates~~.

(v)   No Assignment to Certain Persons. No such assignment shall be made to (A) except as permitted by Section 2.25, the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (C) to any Disqualified Institution.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Holds. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such